Exhibit 4.1

                  Form of Certificate for the 9.375% Series C
                   Cumulative Redeemable Preferred Stock of
                           Anthracite Capital, Inc.

(Front)

TEMPORARY CERTIFICATE - EXCHANGEABLE FOR DEFINITIVE ENGRAVED CERTIFICATE WHEN READY FOR DELIVERY

                                  COMPANY LOGO

APC

                         ANTHRACITE CAPITAL, INC.

9.375% SERIES C          INCORPORATED UNDER THE LAWS    CUSIP 037023 30 6
CUMULATIVE               OF THE STATE OF MARYLAND
REDEEMABLE               THIS CERTIFICATE IS            SEE REVERSE FOR
PREFERRED STOCK          TRANSFERABLE IN THE            CERTAIN DEFINITIONS
                         CITY OF NEW YORK               AND IMPORTANT NOTICE ON
                                                        TRANSFER RESTRICTIONS
                                                        AND OTHER INFORMATION

THIS CERTIFIES THAT


is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE 9.375% SERIES C CUMULATIVE REDEEMABLE PREFERRED STOCK, LIQUIDATION PREFERENCE $25.00 PER SHARE, $.001 PAR VALUE PER SHARE, OF Anthracite Capital, Inc. (hereinafter called the "Corporation"), transferable on the books of the Corporation by the registered holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to the laws of the State of Maryland and to all of the provisions of the Charter of the Corporation and the Bylaws of the Corporation and any amendments thereto. This Certificate is not valid unless countersigned by the transfer agent and registered by the registrar.

         In Witness Whereof, the Corporation has caused the facsimile signatures of its duly authorized officers and its facsimile seal to be affixed hereto.

Dated:
           sd/-                        COMPANY SEAL      sd/-
           Treasurer                                     President

Countersigned and Registered:
AMERICAN STOCK TRANSFER & TRUST COMPANY
    (NEW YORK, N.Y.)   Transfer Agent and Registrar

By

     Authorized Officer


(Back)

                           ANTHRACITE CAPITAL, INC.

The Corporation will furnish to any stockholder upon request and without charge a full statement of the designations, preferences, limitations and relative rights of the shares of each class of stock authorized and to be issued and, with respect to the classes of stock which may be issued in a series, the variations in the relative rights and preferences between the shares of each series, so far as the same have been fixed and determined, and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series. Such request may be made to the Secretary of the Corporation at its principal office.

The shares of the Common or Preferred Stock represented by this certificate are subject to restrictions on transfer for the purpose of the Corporation's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). No Person may (i) Beneficially Own or Constructively Own shares of Common Stock in excess of 9.8% of the number of outstanding shares of Common Stock, (ii) Beneficially Own or Constructively Own shares of any class or series of Preferred Stock in excess of 9.8% of the number of outstanding shares of such class or series of Preferred Stock, or (iii) beneficially own shares of Equity Stock that would result in the shares of Equity Stock being Beneficially Owned by fewer that 100 Persons (determined without reference to any rules of attribution). Any Person who attempts to Beneficially Own or Constructively Own shares of Equity Stock in excess of the above limitations must immediately notify the Corporation in writing. If the restrictions above are violated, the shares of Equity Stock represented hereby will be transferred automatically and by operation of law to a Trust and shall be designated Shares-in-Trust. All capitalized terms in this legend have the meanings defined in the Corporation's Charter, as the same may be further amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder who so requests.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

      TEN COM - as tenants in common
      TEN ENT - as tenants by the entireties
      JT TEN - as joint tenants with the right of survivorship and not as tenants in common

      UNIF GIFT MIN ACT-- ______________Custodian _____________
                           (Cust)                 (Minor)

              under Uniform Gifts to Minors Act________________________________
                                                         (State)

Additional abbreviations may also be used though not in the above list.

For Value Received,_______________________hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE
______________________________________

_______________________________________________________________________________
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE)

_________________________________________________________________________Shares

of capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint_____________________________________
Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated,_______________________________

Signature:___________________________

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.


Signature(s) Guaranteed:


By ________________________________________
The Signature should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved medallion signature guarantee program), pursuant to S.E.C. rule 17Ad-15.